UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2017

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05        Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 17, 2017, our board of directors adopted changes to our code of conduct. The code of conduct governs the conduct of all our employees, directors and officers, including our management. The changes to the code of conduct were made to update the code to current best practices. In addition to some clerical changes, the code of conduct now explicitly requires employees, directors and officers to act honestly and ethically in dealing with customers, business partners and others. Furthermore, the code of conduct now explicitly extends the confidentiality and conflicts of interest requirements to directors and prohibits company loans. The code of conduct also updated the disclosure, reporting and enforcement provisions. No waivers have been granted under the code of conduct to date.

Item 9.01	Financial Statements and Exhibits.

14.1	Code of Conduct of Sonoma Pharmaceuticals, Inc., as revised and adopted on January 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: January 23, 2017	/s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer